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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors of
Digital Fusion, Inc.:

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 11, 2008, with respect to the consolidated financial statements of Digital Fusion, Inc. included in the Registration Statement on Form S-4 of Kratos Defense & Security Solutions, Inc. and related proxy statement/prospectus.

Anglin, Reichmann, Snellgrove & Armstrong, PC

Huntsville, Alabama
November 21, 2008

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm